Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of August 16, 2016 (this “Third Supplemental Indenture”), is by and among 21st Century Oncology, Inc., a Florida corporation (the “Issuer,” which term includes its successors and assigns), the Guarantors (as defined in the Indenture (as defined below)) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) under the Indenture.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 30, 2015 (as otherwise amended, supplemented, waived or modified, the “Indenture”), providing for the issuance of 11.00% Senior Notes due 2023 of the Issuer (the “Notes”);

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered the Second Supplemental Indenture, dated as of July 25, 2016 (the “Second Supplemental Indenture”), providing for a limited waiver to certain specified continuing Events of Default under the Indenture;

WHEREAS, the Issuer and the Guarantors desire that the Holders grant a limited waiver to certain specified continuing Events of Default under the Indenture;

WHEREAS, the Issuer and the Guarantors desire to amend certain provisions of the Indenture;

WHEREAS, certain of the Holders, constituting Holders of a majority of the aggregate principal amount of the Notes outstanding, have consented to the limited waiver and amendments contemplated hereby and have directed the Trustee to execute and deliver this Third Supplemental Indenture to the Indenture to effect a limited waiver to certain specified continuing Events of Default under the Indenture and to amend certain provisions of the Indenture, as specifically contemplated hereby; and

WHEREAS, pursuant to Sections 6.4 and 9.2 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to provide a limited waiver to certain specified continuing Events of Default under the Indenture and to amend the Indenture, in each case as specifically contemplated hereby, with the consent of the Holders of at least a majority in principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Issuer and the Trustee mutually covenant and agree as follows:

Section 1.                                           Limited Waiver of Specified Events of Default.

(a)                                 The Holders of a majority in aggregate principal amount of the outstanding Notes waive during the Waiver Period (as defined below) the Specified Events of Default (as defined below); provided, however, that the foregoing limited waiver of the Specified Events of Default shall not apply for purposes of determining under the Note Documents the actions or omissions that the Issuer, any Subsidiary of the Issuer or any Guarantor may take or commit while a Default or Event of Default is continuing.  The limited waiver of the Specified Events of Default provided in the immediately preceding sentence shall not apply to any other provision of the Indenture or any of the other Note Documents or any other Default or Event of Default that may occur or be continuing under the Note Documents, shall be limited precisely as written and shall only be effective during the Waiver Period.  Unless the Issuer cures a Specified Event of Default prior to the expiration of the applicable Waiver Period, upon the expiration of such Waiver Period, such Specified Event of Default shall be continuing at that time and the Trustee and the Holders shall be entitled to exercise and to enforce any and all rights and remedies available to them under the Indenture and the other Note Documents or otherwise against the Issuer and the Guarantors as a consequence of any of such Specified Event of Default.

(b)                                 The Issuer and the Guarantors hereby acknowledge and agree that, as of the date of this Third Supplemental Indenture, the Specified Events of Default have occurred and are continuing.

(c)                                  The term “Specified Events of Default” means, collectively (and each, a “Specified Event of Default”), (i) the Default arising from the Issuer’s failure to comply with Section 3.10(a)(1) of the Indenture for failure of the Issuer to furnish to the Trustee, within the time period set forth therein after the fiscal year ended December 31, 2015, all financial information (including audited financial statements) that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm, which Default became an Event of Default on July 17, 2016, (ii) the Default arising from the Issuer’s failure to comply with Section 3.10(a)(2) of the Indenture for failure of the Issuer to furnish to the Trustee, within the time period set forth therein after the fiscal quarter ended March 31, 2016, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, which Default became an Event of Default on August 1, 2016, and (iii) the Default arising from the Issuer’s failure to comply with Section 3.10(a)(2) of the Indenture for failure of the Issuer to furnish to the Trustee, within the time period set forth therein after the fiscal quarter ended June 30, 2016, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, which Default would be deemed an Event of Default on October 1, 2016.

(d)                                 The term “Waiver Period” means the period commencing on the Third Supplemental Indenture Effective Date (as defined below) and ending at 11:59 p.m. (New York City time) on (i) September 10, 2016, with respect to the Specified Event of Default described in clause (i) of the definition of Specified Events of Default, and (ii) September 30, 2016, with respect to the Specified Events of Default described in clauses (ii) and (iii) of the definition of Specified Events of Default.

Section 2.                                           Amendments to Indenture. Effective as of the Third Supplemental Indenture Effective Date, the Indenture (including the Second Supplemental Indenture) is hereby amended, including to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as follows:

(a)                                 The first “Whereas” clause in the Indenture is hereby amended and restated in its entirety as follows:

“WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 11.00% Senior Notes due 2023 issued on the date hereof (the “Initial Notes”), (ii) the PIK Notes and ~~(ii)~~(iii) any additional Notes (“Additional Notes” and, together with the Initial Notes and the PIK Notes, the “Notes”) that may be issued after the Issue Date.”

(b)                                 Section 1.1 of the Indenture is hereby amended by adding or amending and restating, as applicable, the following definitions in the appropriate alphabetical order:

““Applicable Cash” means, as of any date, the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Subsidiaries.

“Applicable Sum” means, as of any date, the sum of (i) the Applicable Cash as of such date and (ii) the Available Revolving Commitment as of such date.

“Available Revolving Commitment” means, as of any date, the aggregate amount of borrowing availability (after giving effect to any reserves or other blocks on such availability) of the Issuer as of such date under the revolving credit facility contained in the Credit Agreement.

“Deleveraging Transaction” means, with reference to any issuance or sale of the Issuer’s Capital Stock or other contribution to the equity of the Issuer or any Asset Disposition (any, a “Subject

Transaction”), that immediately following the consummation of such Subject Transaction the Consolidated Total Leverage Ratio (which shall include in the calculation thereof, for the avoidance of doubt, debt obligations evidenced by bonds, debentures or notes), calculated on a pro forma basis (without giving effect to any run-rate costs savings, operating expense reductions, and other operating improvements, initiatives and synergies related to such Asset Disposition), is lower than the Consolidated Total Leverage Ratio immediately prior to the consummation of such Subject Transaction.

“Designated Preferred Stock” means, with respect to the Issuer, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 3.3(a)(iii)(C) hereof; provided, however, that no Capital Stock that is issued or sold at any time during the period commencing on the date of the Third Supplemental Indenture and continuing through (and including) the Third Capital Event Satisfaction Date (if any) shall constitute, or be deemed to be, Designated Preferred Stock.  As of the date of the Third Supplemental Indenture, there is no issued and outstanding Designated Preferred Stock.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer after the ~~Issue~~ Third Capital Event Satisfaction Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer; provided, however, that none of the Capital Event Proceeds shall constitute, or be deemed to be, an Excluded Contribution.

“Specified Events of Default” means the “Specified Events of Default” as defined in the ~~Second~~ Third Supplemental Indenture.

“Third Supplemental Indenture” means that certain Third Supplemental Indenture, dated as of August 16, 2016, among the Issuer, the Guarantors and the Trustee.

“Third Supplemental Indenture Effective Date” means the “Third Supplemental Indenture Effective Date” as defined in the Third Supplemental Indenture.

“Waiver Period” means the “Waiver Period” as defined in the Third Supplemental Indenture.”

(c)                                  Clause (3) of the definition of “Management Advances” in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

“(3)                           (x) prior to the Third Capital Event Satisfaction Date (if any), not exceeding $1.0 million in the aggregate outstanding at any time, and (y) after the Third Capital Event Satisfaction Date (if any), not exceeding $5.0 million in the aggregate outstanding at any time.”

(d)                                 Clause (20) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

“(20)                    after the Third Capital Event Satisfaction Date (if any), Investments in joint ventures and similar entities having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $25.0 million and 2.25% of Total Assets at the time of such Investment (with the fair market value of each

Investment being measured at the time made and without giving effect to subsequent changes in value); provided that any joint ventures referred to in this clause (20) are with bona fide third parties;”

(e)                                  Clause (22) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

“(22)                    (x) prior to the Third Capital Event Satisfaction Date (if any), additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, not to exceed the greater of $25.0 million and 2.25% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (y) after the Third Capital Event Satisfaction Date (if any), additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, not to exceed the greater of $50.0 million and 4.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), in each case, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments ~~(without duplication for purposes of Section 3.3 of any amounts applied pursuant to clause (c) of the first paragraph of such covenant)~~; provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (22);”

(f)                                   Clause (26) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

“(26)                    after the Third Capital Event Satisfaction Date (if any), Investments relating to Insurance Subsidiaries, up to an aggregate principal amount outstanding at any one time equal to $15.0 million.”

(g)                                  Section 1.2 of the Indenture is hereby amended by adding the following terms in the appropriate alphabetical order:

““Board”	3.24

“Capital Event”	3.23(c)

“Capital Event Proceeds”	3.23(c)

“Cash Interest”	Exhibit A

“Cash Interest Payment Date”	Exhibit A

“First Capital Event”	3.23(a)

“First Capital Event Deadline”	3.23(a)

“First Capital Event Proceeds”	3.23(a)

“Meeting”	3.24

“Observer”	3.24

“PIK Interest”	Exhibit A

“PIK Interest Payment Date”	Exhibit A

“PIK Notes”	2.1(g)

“PIK Payment”	2.1(g)

“Second Capital Event”	3.23(b)

“Second Capital Event Deadline”	3.23(b)

“Second Capital Event Proceeds”	3.23(b)

“Subject Transaction”	“Deleveraging Transaction”

“Third Capital Event”	3.23(c)

“Third Capital Event Deadline”	3.23(c)

“Third Capital Event Proceeds”	3.23(c)

“Third Capital Event Satisfaction Date”	3.23(c)”

(h)                                 Section 2.1(a) of the Indenture is hereby amended as follows:

The third sentence of the first paragraph is hereby amended and restated as follows:

“In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes or PIK Notes (as provided herein).”

The last paragraph is hereby amended and restated as follows:

“The Initial Notes, ~~and~~ the Additional Notes and the PIK Notes shall be considered collectively as a single class for all purposes of this Indenture.  Holders of the Initial Notes, ~~and~~ the Additional Notes and the PIK Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, ~~or~~ the Additional Notes or the PIK Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.”

(i)                                     Section 2.1(c) of the Indenture is hereby amended and restated in its entirety as follows:

“(c)                            Denominations.  The Notes shall be issuable only in fully registered form in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or if any PIK Interest has been paid, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).”

(j)                                    Section 2.1 of the Indenture is hereby amended by adding a new clause (g) to such Section as follows:

“(g)                            PIK Payments.  In connection with the payment of PIK Interest in respect of the Notes, the Issuer may, without the consent of the Holders, elect to either increase the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, issue additional Notes in certificated form (“PIK Notes”) under this Indenture on the same terms and conditions (except that PIK Notes shall be made in a minimum denomination of $1.00 and integral multiples of $1.00, have different issuance dates, offering prices and, in certain circumstances, dates from which interest will accrue) as the Initial Notes (in each case, a “PIK Payment”). The Initial Notes (as may be increased by a PIK Payment), the PIK Notes and any Additional Notes (as may be increased by a PIK Payment) issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, (a) references to the Notes include any increase in the principal amount of the Notes as the result of a PIK Payment, Additional Notes actually issued and any PIK Notes actually issued and (b) references to “principal amount” of Notes includes any increase in the principal amount of outstanding Notes (including PIK Notes) as a result of a payment of PIK Interest. In connection with any payment of PIK Interest, no later than five (5) Business Days prior to the relevant interest payment date, the Issuer shall deliver to the Holders, the Trustee and the Paying Agent (if other than the Trustee) written notice setting forth the amount of PIK Interest to be paid on such interest payment date, and in the case of the Trustee and Paying Agent, accompanied by either (i) an Issuer Order directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with this paragraph, which Issuer Order the Trustee and Paying Agent shall be entitled to rely upon or (ii) PIK Notes and an Issuer Order to the Trustee for authentication of the PIK Notes.  Interest for each interest period commencing on the Issue Date shall be payable pursuant to the terms of the Notes set forth in Exhibit A. Notwithstanding anything to the contrary in this Section, the payment of accrued interest in connection with any redemption of Notes as described under Section 5.7, in connection with any repurchase of Notes as described under Sections 3.5 and 3.9 or at Stated Maturity shall be made solely in cash.”

(k)                                 Section 2.2 of the Indenture is hereby amended by amending and restating the third paragraph as follows:

“At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:  (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $360,000,000 and any increases thereof as the result of a PIK Payment, (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, (3) PIK Notes in accordance with Section 2.1(g) and (4) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer (the “Issuer Order”).  Such Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the holder of the Notes and whether the Notes are to be Initial Notes, ~~or~~ Additional Notes or PIK Notes.”

(l)                                     The Indenture is hereby amended by adding a new Section 2.17 as follows:

“SECTION 2.17.     Calculations.  The Issuer shall be responsible for making all calculations called for under the Notes and the Indenture, including but not limited to determination of redemption price, premium, if any, Applicable Premium, if any, interest, determination of how much interest shall be payable as PIK Interest or Cash Interest and any additional amounts or other amounts payable on the Notes and the Applicable Sum. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.”

(m)                             Section 3.2(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a)                           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that after the Third Capital Event Satisfaction Date (if any), the Issuer and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, further, that Non-Guarantors may not Incur Indebtedness if, after giving pro forma effect to such Incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate of the greater of (a) $40.0 million and (b) 3.5% of Total Assets of Indebtedness of Non-Guarantors would be outstanding pursuant to this paragraph at such time.”

(n)                                 Clause (iii) of Section 3.2(b)(1) of the Indenture is hereby amended and restated in its entirety as follows:

“(iii) after the Third Capital Event Satisfaction Date (if any), the unlimited aggregate principal amounts of Secured Indebtedness, provided that, at any time of Incurrence and after giving pro forma effect thereto, the Consolidated Total Secured Leverage Ratio would be no greater than 3.40 to 1.00 plus”

(o)                                 Section 3.2(b)(4) of the Indenture is hereby amended and restated in its entirety as follows:

“(4)                           Indebtedness represented by (i) the Notes (other than any Additional Notes), including any PIK Notes issued from time to time to pay PIK Interest in accordance with the terms of this Indenture and any Guarantee thereof, (ii) ~~any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (3)) outstanding on the Issue Date~~ [reserved], (iii) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (5) or (10) of this Section 3.2(b) or Incurred pursuant to Section 3.2(a), and (iv) Management Advances;”

(p)                                 Clause (i) of Section 3.2(b)(5) of the Indenture is hereby amended and restated in its entirety as follows:

“(i)                               after the Third Capital Event Satisfaction Date (if any), the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.2(a); or”

(q)                                 Section 3.2(b)(7) of the Indenture is hereby amended and restated in its entirety as follows:

“(7)                           Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations and Sale and Leaseback Transactions, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, does not exceed the greater of (x) $65.0 million; provided, however, that up to an aggregate of $30.0 million of additional Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations and Sale and Leaseback Transactions may be Incurred pursuant to this subclause (x) if at the time of each such Incurrence, and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio would be no greater than 6.00 to 1.00, and (y) 5.75% of Total Assets at the time of Incurrence and any Refinancing Indebtedness in respect thereof;”

(r)                                    Section 3.2(b)(10) of the Indenture is hereby amended and restated in its entirety as follows:

“(10)                    after the Third Capital Event Satisfaction Date (if any), Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Issuer from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Issuer, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Issuer and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (10) to the extent such Net Cash Proceeds or cash (x) have been applied to make Restricted Payments or (y) constitute Capital Event Proceeds;”

(s)                                   Section 3.2(b)(11) of the Indenture is hereby amended and restated in its entirety as follows:

“(11)                    after the Third Capital Event Satisfaction Date (if any), Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $15.0 million and (b) 1.25% of Total Assets at any time outstanding and any Refinancing Indebtedness in respect thereof;”

(t)                                    Section 3.2(b)(14) of the Indenture is hereby amended and restated in its entirety as follows:

“(14)                    (x) prior to the Third Capital Event Satisfaction Date (if any), Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (i) $30.0 million and (ii) 2.625% of Total Assets, and (y) after the Third Capital Event Satisfaction Date (if any), Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $40.0 million and (b) 3.50% of Total Assets;”

(u)                                 Section 3.2(c) of the Indenture is hereby amended by (i) deleting the “and” at the end of clause (8) thereof, (ii) deleting the “.” at the end of clause (9) thereof and substituting, in lieu thereof, “; and”, and (iii) adding a new clause (10) at the end of such Section as follows:

“(10)                    all Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations or Sale Leaseback Transactions outstanding on the Third Supplemental Indenture Effective Date shall be deemed to have been incurred under Section 3.2(b)(7), subject to the right of the Issuer to reclassify such Indebtedness after the Third Supplemental Indenture Effective Date under one of the other clauses of Section 3.2(a) or Section 3.2(b) as set forth in clause (2) of this Section 3.2(c).”

(v)                                 The second paragraph of Section 3.2(c) of the Indenture is hereby amended and restated in its entirety as follows:

“Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness (including PIK Interest), the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2.”

(w)                               Clause (B) of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“(B)                         after the Third Capital Event Satisfaction Date (if any), 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);”

(x)                                 Clause (C) of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“(C)                         after the Third Capital Event Satisfaction Date (if any), 100% of the aggregate Net Cash Proceeds, and the fair market value, as determined in good faith by the Issuer, of property or assets or marketable securities, received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) or as a result of a merger or consolidation with another person subsequent to the ~~Issue~~ Third Capital Event Satisfaction Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer subsequent to the ~~Issue~~ Third Capital Event Satisfaction Date (other than ~~(v)~~(u) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary, ~~(w)~~(v) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 3.3(b)(6), ~~(x)~~(w) Excluded Contributions, ~~(y)~~(x) the SFRO Contribution, ~~and (z)~~(y) any equity contributed in connection with the purchase of the remaining equity interests in SFRO and (z) any of the Capital Event Proceeds;”

(y)                                 Clause (D) of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“(D)                         after the Third Capital Event Satisfaction Date (if any), 100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the ~~Issue~~ Third Capital Event Satisfaction Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;”

(z)                                  Clause (E) of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“(E)                          after the Third Capital Event Satisfaction Date (if any), 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the ~~Issue~~ Third Capital Event Satisfaction Date or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (in either such case, other than to the extent of the amount of the Investment that constituted a Permitted Investment which will instead increase the amount available under the applicable clause of the definition of “Permitted Investments”) or a dividend from an Unrestricted Subsidiary after the ~~Issue~~ Third Capital Event Satisfaction Date, excluding, in any such case referred to in this clause (E), any Capital Event Proceeds; and”

(aa)                          Clause (F) of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“(F)                           after the Third Capital Event Satisfaction Date (if any), in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the ~~Issue~~ Third Capital Event Satisfaction Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or

Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.”

(bb)                          The last paragraph of Section 3.3(a)(4)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, the ability of the Issuer to make Restricted Payments under this Section 3.3(a)(iii) shall not be increased by (x) any transaction or series of related transactions in connection with the purchase of the remaining equity interests in SFRO or (y) any of the Capital Events or any of the Capital Event Proceeds.”

(cc)                            Section 3.3(b)(2) of the Indenture is hereby amended and restated in its entirety as follows:

“(2)                           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds (other than Capital Event Proceeds) of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution or a contribution of Capital Event Proceeds) of the Issuer; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from Section 3.3(a)(iii);”

(dd)                          Section 3.3(b)(4) of the Indenture is hereby amended and restated in its entirety as follows:

“(4)                           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds (other than Capital Event Proceeds) of the substantially concurrent sale of Preferred Stock of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2;”

(ee)                            Clause (iii) of Section 3.3(b)(5) of the Indenture is hereby amended and restated in its entirety as follows:

“(iii)                         after the Third Capital Event Satisfaction Date (if any), consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);”

(ff)                              The first proviso in Section 3.3(b)(6) of the Indenture is hereby amended and restated in its entirety as follows:

“provided, however, that the aggregate Restricted Payments made under this clause (6) do not exceed (x) prior to the Consolidated Total Leverage Ratio as of the end of the most recently completed four-quarter period ended after the date of the Third Supplemental Indenture for which internal consolidated financial statements are available being not greater than 5.00 to 1.00, $2.5 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $5.0 million in any fiscal year); and (y) after the Consolidated Total Leverage Ratio as of the end of the most recently completed four-quarter period ended after the date of the Third Supplemental Indenture for which internal consolidated financial statements are available being not greater than 5.00 to

1.00, $10.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $20.0 million in any fiscal year);”

(gg)                            Clause (i) of Section 3.3(b)(6) of the Indenture is hereby amended and restated in its entirety as follows:

“(i)                               the cash proceeds (other than Capital Event Proceeds) from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Issuer and, to the extent contributed to the capital of the Issuer (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution or a contribution of Capital Event Proceeds), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 3.3(a)(iii); plus”

(hh)                          Section 3.3(b)(12) of the Indenture is hereby amended and restated in its entirety as follows:

“(12)                    after the Third Capital Event Satisfaction Date (if any), Restricted Payments that are made with Excluded Contributions;”

(ii)                                  Section 3.3(b)(13) of the Indenture is hereby amended and restated in its entirety as follows:

“(13)                    after the Third Capital Event Satisfaction Date (if any), (i) the declaration and payment of dividends on Designated Preferred Stock of the Issuer issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Issuer or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Issuer), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clauses (i) and (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.2(a);”

(jj)                                Section 3.3(b)(14) of the Indenture is hereby amended and restated in its entirety as follows:

“(14)                    ~~(dividends or other distributions of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);~~ [reserved];”

(kk)                          Section 3.5(b) of the Indenture is hereby amended by adding text to the end of the second sentence as follows:

“in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, Notes in minimum denominations of $1.00 and in integral multiples of $1.00 in excess thereof).”

(ll)                                  Section 3.9(a) of the Indenture is hereby amended by adding text to the end of the first sentence of the second paragraph as follows:

“in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).”

(mm)                  Section 3.9(a)(7) of the Indenture is hereby amended by adding text to the end of the second sentence as follows:

“must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000 (or, if a PIK Payment has been made, equal to $1.00 or an integral multiple of $1.00 in excess thereof);”

(nn)                          Section 3.10(g) of the Indenture is hereby amended and restated as follows:

“~~During the Waiver Period~~ Until the date on which the Second Capital Event is consummated, the Issuer shall deliver to the Specified Financial Advisor, promptly after the Issuer receives a request therefor from the Specified Financial Advisor, any documents, materials and/or information relating to the business, operations, assets, liabilities, finances, working capital, cash flows, liquidity, strategic options, prospects and affairs of the Issuer and/or any of its Subsidiaries that are reasonably requested by the Specified Financial Advisor; provided that the Issuer will not be required to disclose or deliver any document, material or information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) that it is prohibited by law or any binding agreement from providing or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product. The Issuer shall not provide any of the documents, materials and/or information referred to in this Section 3.10(g) directly to any Holder or any Person that owns or holds a beneficial interest in any of the Notes unless specifically requested by such Holder, Person or the Specified Financial Advisor. In addition, the Issuer shall provide the Specified Financial Advisor with reasonable access to any officer of the Issuer or any of its Subsidiaries that is reasonably requested by the Specified Financial Advisor for purposes of discussing the business, operations, assets, liabilities, finances, working capital, cash flows, liquidity, strategic options, prospects and affairs of the Issuer and/or any of its Subsidiaries (and the Issuer will cause any such officer to meet with and/or speak to the Specified Financial Advisor at any time reasonably requested by the Specified Financial Advisor for any such purpose).”

(oo)                          Article III of the Indenture is hereby amended by adding a new Section 3.22 to such Article as follows:

“SECTION 3.22        Financial Condition.  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, permit the Applicable Sum to be an amount less than $40.0 million as of, (a) prior to the Third Capital Event Satisfaction Date (if any), (i) the last Business Day of the calendar month in which the First Capital Event is consummated and (ii) the last Business Day of each calendar month after the calendar month in which the First Capital Event occurs and (b) after the Third Capital Event Satisfaction Date (if any), (i) the last Business Day of the fiscal quarter in which the Third Capital Event is consummated and (ii) the last Business Day of each fiscal quarter after the fiscal quarter in which the Third Capital Event occurs.  No later than three (3) Business Days after the last day of each applicable calendar month or of each applicable fiscal quarter described in the immediately preceding sentence, the Issuer shall deliver to the Trustee an Officer’s Certificate, the signer of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, certifying as to the Issuer’s compliance with this Section 3.22, which Officer’s Certificate shall include a reasonably detailed calculation of the Applicable Sum.  Anything herein to the contrary notwithstanding, the Issuer shall have no right to cure or remedy, and no actions, events, circumstances or other matters that occur after the last Business Day of any applicable calendar month or of any applicable fiscal quarter shall cure or remedy, any failure of the Issuer to comply with this Section 3.22 as of the last Business Day of any applicable calendar month or of any applicable fiscal quarter.”

(pp)                          Article III of the Indenture is hereby amended by adding a new Section 3.23 to such Article as follows:

“SECTION 3.23        Capital Events.

(a)                                 No later than September 10, 2016 (the “First Capital Event Deadline”), the Issuer shall actually receive, after the Third Supplemental Indenture Effective Date, Net Cash Proceeds from (x) the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or (y) any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from an issuance or sale of Disqualified Stock) in an aggregate amount of not less than $25.0 million (the “First Capital Event”).  The Net Cash Proceeds actually received by the Issuer from the First Capital Event shall be referred to as the “First Capital Event Proceeds”.

(b)                                 No later than November 30, 2016 (the “Second Capital Event Deadline”), the Issuer shall actually receive, in addition to the First Capital Event Proceeds and after the Third Supplemental Indenture Effective Date, (i) Net Cash Proceeds from (x) the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or (y) any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from an issuance or sale of Disqualified Stock) and/or (ii) Net Available Cash from an Asset Disposition (other than an Asset Disposition to any Subsidiary or any controlled Affiliate of the Issuer) in an aggregate amount of not less than $25.0 million (or a lower amount such that when combined with the First Capital Event Proceeds, the total amount is not less than $50.0 million); provided that the Net Cash Proceeds from any such issuance, sale or contribution, and the Net Available Cash from any such Asset Disposition, shall only count towards such dollar threshold if such issuance, sale, contribution or Asset Disposition is a Deleveraging Transaction at the time the Net Cash Proceeds or the Net Available Cash, as applicable, are actually received by the Issuer (the “Second Capital Event”).  The Net Cash Proceeds and/or Net Available Cash actually received by the Issuer from the Second Capital Event shall be referred to as the “Second Capital Event Proceeds”.

(c)                                  No later than March 31, 2017 (the “Third Capital Event Deadline,” and together with the First Capital Event Deadline and the Second Capital Event Deadline, each, a “Capital Event Deadline”), the Issuer shall actually receive, in addition to the First Capital Event Proceeds and any Second Capital Event Proceeds and after the Third Supplemental Indenture Effective Date, (i) Net Cash Proceeds from (x) the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or (y) any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from an issuance or sale of Disqualified Stock) and/or (ii) Net Available Cash from an Asset Disposition (other than an Asset Disposition to any Subsidiary or any controlled Affiliate of the Issuer) in an aggregate amount that is not less than the lesser of:

(1)                                 $75.0 million (or a lower amount such that when combined with the First Capital Event Proceeds and the Second Capital Event Proceeds, the total amount is not less than $125.0 million); and

(2)                                 the amount, if any, that would need to be actually received by the Issuer such that after giving effect to such issuance, sale, contribution or Asset Disposition (including the actual receipt of the Net Cash Proceeds and/or Net Available Cash therefrom) (x) the Applicable Sum is not less than $120.0 million as of the Third Capital Event Deadline and (y) the Consolidated Total Leverage Ratio (which shall include in the calculation thereof, for the avoidance of doubt, debt obligations evidenced by bonds, debenture or notes) as of the Third Capital Event Deadline, calculated on a pro forma basis (without giving effect to any run-rate costs savings, operating expense reductions, and other operating improvements, initiatives and synergies related to such Asset Disposition), is not greater than 6.4 to 1.00 (the “Third Capital Event” and, together with the First Capital Event and the Second Capital Event, the “Capital Events”);

provided, however, that (A) the Net Cash Proceeds from any such issuance, sale or contribution, and the Net Available Cash from any such Asset Disposition, shall only count towards such dollar thresholds if such issuance, sale, contribution or Asset Disposition is a Deleveraging Transaction at the time the Net Cash Proceeds or the Net Available Cash, as applicable, are actually received by the Issuer and (B) if the Issuer shall not have actually received an aggregate of $50.0 million or more of Net Cash Proceeds from the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from an issuance or sale of Disqualified Stock) in the First Capital Event and the Second Capital Event, then, anything in this clause (c) to the contrary notwithstanding, the Issuer shall not have complied with this clause (c) (and the Third Capital Event shall not have been consummated) unless the Issuer shall actually receive, after the Second Capital Event Deadline, Net Cash Proceeds from the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from an issuance or sale of Disqualified Stock) in an aggregate amount of not less than $50.0 million minus the aggregate amount of such Net Cash Proceeds actually received by the Issuer in the First Capital Event and the Second Capital Event (which amount of Net Cash Proceeds the Issuer is required to actually receive pursuant to this subclause (B) shall be in addition to, but shall reduce, any other amounts required to be actually received by the Issuer pursuant to this clause (c)).  For the avoidance of doubt, after the Third Supplemental Indenture Effective Date and on or prior to the Third Capital Event Deadline, the Issuer shall receive at least $50.0 million of Net Cash Proceeds from the issuance or sale (other than to a Subsidiary or any controlled Affiliate of the Issuer) of its Capital Stock (other than Disqualified Stock) or any other contribution (other than a contribution from a Subsidiary or any controlled Affiliate of the Issuer) to the equity of the Issuer (other than from the issuance or sale of Disqualified Stock).  The Net Cash Proceeds and/or Net Available Cash actually received by the Issuer from the Third Capital Event shall be referred to as the “Third Capital Event Proceeds,” and together with the First Capital Event Proceeds and the Second Capital Event Proceeds, the “Capital Event Proceeds”.  The date on which the Third Capital Event is consummated (if consummated) shall be referred to as the “Third Capital Event Satisfaction Date”.

(d)                                 No later than three (3) Business Days after each Capital Event Deadline, the Issuer shall deliver to the Trustee an Officer’s Certificate, the signer of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, certifying as to the Issuer’s compliance with clause (a), clause (b) or clause (c) of this Section 3.23, as applicable.

(e)                                  For purposes of this Section 3.23, the Issuer shall be deemed to “actually receive” Net Cash Proceeds or Net Available Cash, as applicable, solely to the extent the Issuer has actual possession of such Net Cash Proceeds or Net Available Cash, as applicable, on or prior to the applicable Capital Event Deadline and such Net Cash Proceeds or Net Available Cash, as applicable, are not (i) placed in escrow or otherwise held back to support indemnification obligations, purchase price adjustments, or other similar obligations, or (ii) to be paid in the future (including, without limitation, any installment payments, milestone payments, payments in respect of notes or other securities, and “earn-outs”).

(f)                                   Anything herein to the contrary notwithstanding, the Issuer shall have no right to cure or remedy, and no actions, events, circumstances or other matters that occur after any applicable Capital Event Deadline shall cure or remedy, any failure of the Issuer to consummate a Capital Event by the applicable Capital Event Deadline or otherwise comply with this Section 3.23.”

(qq)                          Article III of the Indenture is hereby amended by adding a new Section 3.24 to such Article as follows:

“SECTION 3.24        Board Observer.  Commencing on the Third Supplemental Indenture Effective Date and ending on the Third Capital Event Satisfaction Date (if any), the Holders of a majority of the aggregate principal amount of the Notes outstanding shall have the right (but not the obligation) to designate one (1) individual to attend, as an observer and participant in a non-fiduciary and non-voting capacity (an “Observer”), each meeting of each Board of Directors of the Issuer and Holdings (each such

Board of Directors, a “Board” and each such meeting, a “Meeting”).  Neither the Trustee, any Holder, any holder of a beneficial interest in a Note nor any such Observer shall have any duty or obligation, fiduciary or otherwise, or be subject to any liability, to the Issuer, any Restricted Subsidiary, Holdings, the Trustee, any Holder or any holder of a beneficial interest in a Note as a result of the Observer role or the rights related thereto.  The Observer shall be entitled to participate in discussions of any matters presented at any Meeting, but shall not be entitled to vote on any such matters.  The Issuer shall (i) provide the Observer with reasonable advance written notice of the time, place, telephonic (or other remote access) information and agenda for each Meeting (but in no event shall such notice be given to the Observer later than the time at which such notice is provided to any member of the applicable Board) and, in the case of any proposed action by written consent in lieu of a Meeting, shall provide the Observer with copies of all consent materials no later than the time that such materials are provided to any member of the applicable Board, (ii) provide the Observer with copies of all minutes of each Meeting and all written consents in lieu of any Meeting promptly after such Meeting has been adjourned or such consent has been executed, as applicable, and (iii) provide the Observer with copies of all documents, materials and other information given to any member of any Board no later than the time at which any member of such Board is provided with such documents, materials or other information.  The failure to deliver notice, or materials, to the Observer in connection with the Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, of itself, impair the validity of any action taken by the Board at such meeting.  The Observer shall be required to execute or otherwise become subject to any codes of conduct, confidentiality agreement and policy with respect to compliance with securities laws as the Issuer and Holdings may reasonably require.  Notwithstanding the foregoing, the Observer shall not be entitled to receive portions of any materials relating to, or be in attendance for any portion of any Meetings or other discussions relating to, topics which the Board makes a reasonable good faith determination that the disclosure of such materials to the Observer, or the attendance at such portions of such Meetings or other discussions by the Observer, as applicable, (i) will constitute a waiver of the attorney client privilege to which the Issuer, any Restricted Subsidiary or Holdings, as applicable, is entitled, (ii) will result in a violation of applicable law or regulation by the Issuer, or (iii) would provide the Observer with access to information that directly relates to the Issuer’s or Holdings’ strategy, negotiating position or obligations related to holders of Notes, the Indenture or similar matters or otherwise involves or is reasonably expected to involve a conflict of interest with the Observer.  The Holders of a majority of the aggregate principal amount of the Notes outstanding may from time to time, in their sole discretion and by providing the Issuer with prior written notice thereof,  remove and replace an Observer with a new Observer.  The Issuer shall pay the Observer compensation equal to $25,000 per each calendar quarter that such individual is an Observer (which amount shall be prorated for any partial calendar quarter during which such individual is an Observer based on the actual number of days in such calendar quarter during which such individual is an Observer).  Such amount shall be paid on the day an individual is appointed as an Observer (in respect of the quarter in which an individual is appointed as an Observer) and shall be paid in advance on the first day of each calendar quarter thereafter.  In addition, the reasonable and documented costs and expenses incurred by the Observer (or any substitute individual) in connection with attendance at Meetings or otherwise, including, but not limited to, the reasonable travel (limited to commercial airlines with respect to air travel) and lodging costs, shall be paid by the Issuer after receipt of a written request by the Observer for such payment in accordance with the Issuer’s normal expense reimbursement policies and procedures.  Anything herein to the contrary notwithstanding, this Section 3.24 shall not amend, modify, reduce, supersede, alter or otherwise change any of the covenants or obligations of the Issuer herein to provide notices, documents, materials, reports and/or other information to the Trustee and/or the Holders.  The initial Observer shall be the individual specified in a written notice delivered on or after the date of the Third Supplemental Indenture to the Issuer by the holders of beneficial interests in a majority of the aggregate principal amount of the Notes, in which such holders certify to the Issuer the aggregate principal amount of the Notes held by such holders as of such date.

(rr)                                Section 5.2 of the Indenture is hereby amended as follows:

The first sentence of the second paragraph is hereby amended and restated as follows:

“No Notes in an unauthorized denomination or of $2,000 in aggregate principal amount or less (or if a PIK Payment has been made, no Notes of $1.00 or less) shall be redeemed in part.”

The second sentence of the third paragraph is hereby amended and restated as follows:

“Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 (or if a PIK Payment has been made, in the amount of $1.00 or any integral multiple of $1.00 in excess thereof); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (or if a PIK Payment has been made, even if not a multiple of $1.00), shall be redeemed or purchased.”

(ss)                              Section 5.6 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 5.6               Notes Redeemed or Purchased in Part.  Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in the amount of $1.00 and any integral multiple of $1.00 in excess thereof).”

(tt)                                Section 5.7(b) of the Indenture is hereby amended and restated in its entirety as follows:

“(b)                           At any time and from time to time prior to May 1, 2018, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior notice to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as ~~percentages~~ a percentage of the principal amount of the Notes to be redeemed) equal to 111.00% of the aggregate principal amount thereof, plus accrued and unpaid interest~~,~~ to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds (other than any Capital Event Proceeds) received by the Issuer of one or more Equity Offerings of the Issuer; provided that not less than 65% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6. For the avoidance of doubt, the Issuer shall not be permitted to redeem Notes pursuant to this Section 5.7(b) in connection with, or as a result of, any Capital Event.”

(uu)                          Section 6.1(a)(3) of the Indenture is hereby amended and restated in its entirety as follows:

“(3)                           failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in principal amount of the outstanding Notes with any agreement or obligation contained in this Indenture; provided, however, that (i) any Default for the failure to comply with any agreement or obligation in Section 3.22 and/or Section 3.23 hereof shall constitute an immediate Event of Default; (ii) unless cured prior to the expiration of the applicable Waiver Period, upon the expiration of such Waiver Period, a Specified Event of Default shall constitute an Event of Default at that time and (iii) the cure period for a failure to comply with Section 3.24 hereof shall be 30 days after the applicable written notice is provided by the Trustee or the requisite Holders as provided in this clause (3);”

(vv)                          Section 6.1(c) of the Indenture is hereby amended and restated in its entirety as follows:

“(c)                            Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 3.10 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such provision or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.  ~~Anything in this Indenture or any other Note Document to the~~

~~contrary notwithstanding (including the immediately preceding sentence), neither of the Specified Events of Default shall be cured or deemed cured until the later of (i) 11:59 p.m. (Eastern time) on August 31, 2016, and (ii)(A) solely with respect to the Specified Event of Default which relates to the failure to comply with Section 3.10(a)(1) of the Indenture, the time at which the Issuer furnishes to the Trustee all financial information (including audited financial statements) that would be required to be contained in an annual report on Form 10-K for the fiscal year ended December 31, 2015, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm, or (B) solely with respect to the Specified Event of Default which relates to the failure to comply with Section 3.10(a)(2) of the Indenture, the time at which the Issuer furnishes to the Trustee all financial information that would be required to be contained in a quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, or any successor or comparable form, filed with the SEC. For the avoidance of doubt, if the Issuer furnishes the information and reports described in clause (ii)(A) or clause (ii)(B) of the immediately preceding sentence at any time prior to 11:59 p.m. (Eastern time) on August 31, 2016, the furnishing of such information and reports shall not cure or otherwise remedy the applicable Specified Event of Default until 11:59 p.m. (Eastern time) on August 31, 2016.~~  Anything in this Indenture or any other Note Document to the contrary notwithstanding, the cure or other remedy of an Event of Default (including a Specified Event of Default) after the Notes have been accelerated or otherwise become due shall not unwind, void, terminate or otherwise affect such acceleration or result in the Notes not being due; provided, however, that the foregoing sentence shall not (x) amend, supplement or otherwise modify Section 6.4 of the Indenture or (y) be construed to impair or otherwise adversely affect the Issuer’s, the Trustee’s or the Holders’ respective rights under Bankruptcy Law that existed prior to the ~~Amendment~~ Third Supplemental Indenture Effective Date, including (1) the rights, if any, to seek to reinstate such Notes and the maturity date of such Notes to the maturity date that existed prior to any such acceleration of the Notes and (2) the rights that the Trustee or the Holders may have to object to or in any way contest such potential reinstatement rights of the Issuer, or make any other argument relating to the foregoing to the bankruptcy court in any bankruptcy proceeding of the Issuer or any Guarantor (it being understood that nothing herein is, or shall be construed to be, a consent or approval by the Trustee or any Holder of any such reinstatement).”

(ww)                      Section 9.1 of the Indenture is hereby amended by adding a new clause (11) to such Section as follows:

“(11)                    in the event that PIK Notes are issued in certificated form, to make appropriate amendments to reflect an appropriate minimum denomination of certificated PIK Notes, and establish minimum redemption amounts for certificated PIK Notes.”

(xx)                          Exhibit A to the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

Section 3.                                           Sticker.  All Notes issued after the Third Supplemental Indenture Effective Date shall be in the form of Exhibit A attached to the Indenture, as specified in Exhibit A hereto. All Notes issued prior to the Third Supplemental Indenture Effective Date and in existence on the Third Supplemental Indenture Effective Date shall remain in their current form; provided that the Issuer shall execute and deliver to the Holders of such Notes an attachment (the “Sticker”), in the form of Exhibit B to this Third Supplemental Indenture, setting forth the changed provisions of such existing Note. The Sticker shall become an integral part of such existing Notes and such existing Notes and the Sticker shall be read and construed as one and the same document. To the extent any provisions of the Sticker will conflict with the provisions of the existing Notes to which it is attached, the provisions of the Sticker shall control. Even without the Sticker, all existing Notes will be deemed to be modified as set forth in Exhibit A.

Section 4                                              Prior Actions.  No Default, Event of Default or breach of the Indenture of any kind shall be deemed to have occurred as a result of the occurrence of the Third Supplemental Indenture Effective Date on the basis of any actions taken by the Issuer or any of its Restricted Subsidiaries prior to the Third Supplemental Indenture Effective Date, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under agreements entered into by the Issuer or any of its Restricted Subsidiaries prior to the Third Supplemental Indenture Effective Date, in either case that were not prohibited by the Indenture at the time such actions were taken or at the time such obligations were performed.

Section 5.                                           Effectiveness. This Third Supplemental Indenture shall become effective and binding on the Issuer, the Trustee and every Holder of a Note heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery of this Third Supplemental Indenture by the Issuer, the Guarantors and the Trustee (the “Third Supplemental Indenture Effective Date”); provided, however, that the limited waiver set forth in Section 1 of this Third Supplemental Indenture shall not become operative or effective until, and only if, each of the following conditions shall have been satisfied or waived in writing by the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and issued under the Indenture:

(a)                                 the Issuer shall have paid to the Specified Legal Advisor (as defined in the Second Supplemental Indenture) all of the reasonable normal hourly fees and expenses of the Specified Legal Advisor for which invoices have been submitted to the Issuer on or prior to the date of this Third Supplemental Indenture, such payment to be made by wire transfer of immediately available funds in accordance with instructions provided to the Issuer by the Specified Legal Advisor;

(b)                                 the Issuer shall have paid to the Specified Financial Advisor all fees it is owed under the terms of the FA Engagement Letter (as defined in the Second Supplemental Indenture), such payment to be made by wire transfer of immediately available funds in accordance with instructions provided to the Issuer by the Specified Financial Advisor; and

(c)                                  the Issuer shall have paid to the Trustee or at the Trustee’s direction all of the fees and expenses due to the Trustee, including the fees and expenses of Trustee’s counsel, Shipman & Goodwin LLP.

Section 6.                                           Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, and the parties hereto hereby confirm and reaffirm the Indenture as amended and supplemented hereby, and confirm and ratify all of their obligations under the Indenture as amended and supplemented hereby. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture. Nothing herein shall be deemed to entitle the Issuer, the Guarantors or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or any other Note Document in similar or different circumstances.

Section 7.                                           Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 8.                                           No Adverse Interpretation of Other Agreements. This Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries (other than the Indenture). No such indenture, loan or debt agreement may be used to interpret this Third Supplemental Indenture or the Indenture.

Section 9.                                           Successors. This Third Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.                                    Separability. Each provision of this Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.                                    Counterpart Originals. The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.                                    Headings, etc. The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.                                    Concerning the Trustee. The Trustee assumes no duties, responsibilities, or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of (i) the validity or sufficiency of this Third Supplemental Indenture, (ii) the correctness of any of the provisions contained herein, or (iii) the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 14.                                    No Waivers. Neither the Trustee nor any Holder has waived (a) any Defaults or Events of Default that may be continuing under the Indenture (except for the limited waiver of the Specified Events of Default expressly set forth in Section 1 of this Third Supplemental Indenture), or (b) any of their respective rights, powers, privileges or remedies arising from any Defaults or Events of Default or otherwise available under the Indenture or any of the other Note Documents, at law or in equity. All such rights, powers, privileges and remedies of the Trustee and the Holders, and the right of the Trustee and the Holders to act or not to act with respect to any such rights, powers, privileges or remedies at any time, are expressly reserved in all respects. The failure or delay on the part of the Trustee or any Holder to exercise any such rights, powers, privileges or remedies shall not constitute an impairment or waiver thereof.

Section 15.                                    Release and Covenant Not to Sue.

(a)                                 In consideration of the benefits received by the Issuer and the Guarantors under this Third Supplemental Indenture, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), effective on the date of this Third Supplemental Indenture, the Issuer and each Guarantor, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges each Holder, each holder of a beneficial interest in a Note, the Trustee and each of their respective officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of any of them (collectively, the “Releasees”), of and from any and all claims, causes of action, suits, obligations, demands, debts, agreements, promises, liabilities, controversies, costs, damages, expenses and fees whatsoever, whether arising from any act, failure to act, omission, misrepresentation, fact, event, transaction or other cause, and whether based on any federal or state law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which any Releasor now has, has ever had or may hereafter have against any Releasee arising contemporaneously with or prior to the date of this Third Supplemental Indenture or on account of or arising out of any matter, cause, circumstance or event occurring contemporaneously with or prior to the date of this Third Supplemental Indenture (collectively, the “Released Claims”).

(b)                                 The Issuer and each Guarantor, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Released Claim.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

21ST CENTURY ONCOLOGY, INC.

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

[Signature Page to the Third Supplemental Indenture]

21C EAST FLORIDA, LLC
21ST CENTURY OF FLORIDA ACQUISITION, LLC
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND L L C
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY OF WASHINGTON, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
21ST CENTURY ONCOLOGY, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
ASHEVILLE CC, LLC
ATLANTIC UROLOGY CLINICS, LLC
AURORA TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAREPOINT HEALTH SOLUTIONS, LLC
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
GETTYSBURG RADIATION, LLC
GOLDSBORO RADIATION THERAPY SERVICES, LLC
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

[Signature Page to the Third Supplemental Indenture]

NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
ONCURE HOLDINGS, INC.
ONCURE MEDICAL CORP.
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
RVCC, LLC
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
SFRO HOLDINGS, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

PALMS WEST RADIATION THERAPY, L.L.C.

By:	21st Century Oncology, LLC
Its:	Sole Member

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

ASSOCIATES IN RADIATION ONCOLOGY SERVICES, LLC
BOYNTON BEACH RADIATION ONCOLOGY, L.L.C.
SOUTH FLORIDA RADIATION ONCOLOGY, LLC
TREASURE COAST MEDICINE, LLC

By:	SFRO Holdings, LLC
Its:	Sole Member

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

[Signature Page to the Third Supplemental Indenture]

SOUTH FLORIDA MEDICINE, LLC

By:	/s/ Joseph Biscardi
Name:	Joseph Biscardi
Title:	Vice President

[Signature Page to the Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to the Third Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]

[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]
[OID Legend, if applicable]
[Temporary Regulation S Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto](1)
CUSIP NO.

21st CENTURY ONCOLOGY, INC.

11.00% Senior Notes due 2023

21st Century Oncology, Inc., a Florida corporation (“Issuer”), promises to pay to [Cede & Co.],(2) or its registered assigns, the principal sum of                 Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto],(3) on May 1, 2023.

Cash Interest Payment Dates:  May 1 and November 1, commencing on November 1, 2015

PIK Interest Payment Dates:  First day of each month, commencing September 1, 2016

Record Dates for Cash Interest: April 15 and October 15

Record Dates for PIK Interest: 15th day of the month preceding the PIK Interest Payment Date

Additional provisions of this Note are set forth on the other side of this Note.

(1)         Insert in Global Notes only.

(2)         Insert in Global Notes only.

(3)         Insert in Global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

21ST CENTURY ONCOLOGY, INC.

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 11.00% Senior Notes due 2023 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory:

Dated:

[FORM OF REVERSE SIDE OF NOTE]
21st CENTURY ONCOLOGY, INC.
11.00% SENIOR NOTES DUE 2023

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.                                      Interest

The Issuer promises to pay interest on the principal amount of this Note ~~at 11.00% per annum from April 30, 2015 until maturity.~~ as follows: interest on the Notes will be payable at (i) the rate of 11.00% per annum, payable in cash (“Cash Interest”) plus (ii) the applicable rate set forth immediately below, payable by increasing the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, by issuing PIK Notes in a principal amount equal to such interest (“PIK Interest”). With respect to the period starting on August 1, 2016 through August 31, 2016, PIK Interest will accrue at a rate of 0.75% per annum. Such rate will increase by an additional 0.75% per annum on the first day of each subsequent calendar month, commencing on September 1, 2016; provided that PIK Interest will cease to accrue on the Third Capital Event Satisfaction Date. PIK Interest on the Notes will be payable on each PIK Interest Payment Date (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Issuer to the Trustee, and the Trustee will, at the written request of the Issuer set forth in an Issuer Order, record such increase in such Global Note and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Issuer set forth in an Issuer Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders as of the relevant record date, as shown on the register of Holders.  Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, such Global Note will bear Cash Interest on such increased principal amount from and after the immediately preceding Cash Interest Payment Date and PIK Interest from and after the immediately preceding PIK Interest Payment Date.  Any PIK Notes issued in certificated form will be dated as of the date of such Notes’ authentication but will be deemed issued as of the applicable PIK Interest Payment Date and will bear Cash Interest from and after the immediately preceding Cash Interest Payment Date and PIK Interest from and after the immediately preceding PIK Interest Payment Date.  All Notes issued pursuant to a PIK Payment will mature on May 1, 2023 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date (as such rights and benefits may be amended or supplemented from time to time).

The Issuer will pay ~~interest~~Cash Interest semi-annually in arrears every May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, ~~an “~~a “Cash Interest Payment Date”).  Cash Interest on the Notes shall accrue from the most recent date to which Cash Interest has been paid or, if no Cash Interest has been paid, from the date of issuance until maturity; provided that the first Cash Interest Payment Date shall be November 1, 2015.  The Issuer will pay PIK Interest monthly in arrears on the first day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “PIK Interest Payment Date”).  PIK Interest on the Notes shall accrue from the most recent date to which ~~interest~~ PIK Interest has been paid or, if no ~~interest~~ PIK Interest has been paid, from ~~the date of issuance~~ August 1, 2016 until the Third Capital Event Satisfaction Date; provided~~,~~ that the first PIK Interest Payment Date shall be ~~November 1, 2015~~September 1, 2016.  The Issuer shall pay ~~interest~~ Cash Interest on overdue principal at a rate that is 2.00% higher than the applicable interest rate on the Notes, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.                                      Method of Payment

In connection with any payment of PIK Interest, no later than five (5) Business Days prior to the relevant PIK Interest Payment Date, the Issuer shall deliver to the Holders, the Trustee and the Paying Agent (if other than the Trustee) written notice setting forth the amount of PIK Interest to be paid on such PIK Interest Payment Date, and in the case of the Trustee and Paying Agent, accompanied by either (i) an Issuer Order directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with the Indenture, which Issuer Order the Trustee and Paying Agent shall be entitled to rely upon or (ii) PIK Notes and an Issuer Order to the Trustee for authentication of the PIK Notes.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Notes as described under Section 5.7 of the Indenture, in connection with any repurchase of Notes as described under Sections 3.5 and 3.9 of the Indenture or at Stated Maturity shall be made solely in cash.

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest~~,~~ on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, or interest when due, and if a PIK Payment is to be made, deliver the Issuer Order to the Trustee to increase the principal amount of the Global Notes or issue PIK Notes in certificated form, as applicable.  Interest on any Note which is payable, and is timely paid or duly provided for, on any Cash Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding April 15 and October 15 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture.  PIK Interest on any Note which is payable, and is timely paid or duly provided for, on any PIK Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding 15th day of the month at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of ~~interest~~ Cash Interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  If ~~an~~a Cash Interest Payment Date or PIK Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

3.                                      Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association (the “Trustee”) as Registrar and Paying Agent for the Notes.  The Issuer may change any Registrar or Paying Agent without prior notice to the Holders.  The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.                                      Indenture

The Issuer issued the Notes under an Indenture dated as of April 30, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors named therein and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms.

The Notes are senior obligations of the Issuer.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  This Note is one of the 11.00% Senior Notes due 2023 referred to in the Indenture.  The Notes include (i) $360,000,000 principal amount of the Issuer’s 11.00% Senior Notes due 2023 issued under the Indenture on April 30, 2015 (the “Initial Notes”) ~~and~~, (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 30, 2015 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) any PIK Notes (and any increases in principal amount of any Global Note) issued as provided in Section 2.1(g) of the Indenture.  The Initial Notes ~~and~~ (including any increases in the principal amount as the result of a PIK Payment), the Additional Notes and the PIK Notes shall be considered collectively as a single class for all purposes of the Indenture; provided that the Additional Notes will not be issued with the same CUSIP as the existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes.  The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.                                      [Reserved]

6.                                      Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantor, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

7.                                      Redemption

(a)                                 At any time prior to May 1, 2018, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 100% of the principal amount of Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)                                 At any time and from time to time prior to May 1, 2018, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as ~~percentages~~ a percentage of the principal amount of the Notes to be redeemed) equal to 111.00% of the aggregate principal amount thereof, plus accrued and unpaid interest~~,~~ thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds (other than any Capital Event Proceeds) received by the Issuer of one or more Equity Offerings of the Issuer; provided that not less than 65% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.  For the avoidance of doubt, the Issuer shall not be permitted to redeem Notes pursuant to this paragraph 7(b) in connection with, or as a result of, any Capital Event.

(c)                                  Except pursuant to clauses (a) and (b) of this paragraph 7, the Notes will not be redeemable at the Issuer’s option prior to May 1, 2018.

(d)                                 At any time and from time to time on or after May 1, 2018, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon~~,~~ to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated in the table below:

Period	Percentage
2018	108.250%
2019	105.500%
2020	102.750%
2021 and thereafter	100.000%

(e)                                  Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, given not more than 30 days following such purchase date to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to but not including, the date of such redemption.

(f)                                   Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(g)                                  If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (other than an Event of Default arising from a failure to comply with Section 3.10 of the Indenture) on or after May 1, 2018, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (other than an Event of Default arising from a failure to comply with Section 3.10 of the Indenture) prior to May 1, 2018, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes redeemed plus the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (other than an Event of Default arising from a failure to comply with Section 3.10 of the Indenture ~~and~~), including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law), the premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuer agrees that it is reasonable under the circumstances currently existing.

In the event of a premium applicable with respect to an optional redemption of the Notes becoming payable because an Event of Default described above has occurred and is continuing, the applicable premium shall automatically be cancelled if the Event of Default triggering such premium shall be remedied or cured or waived by the holders of the Indebtedness. It being understood that if a subsequent Event of Default occurs, the Notes would be entitled to the protections afforded by the preceding two paragraphs.

(h)                                 Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

Except as set forth in paragraph 5 above, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.                                      Repurchase Provisions

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof, or if a PIK Payment has been made, $1.00 or an integral multiple of $1.00 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest~~,~~ to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Dispositions ~~to offer~~ to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof, or if a PIK Payment has been made, $1.00 or an integral multiple of $1.00 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest~~,~~ to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

9.                                      Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before ~~an~~a Cash Interest Payment Date and ending on such Cash Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

10.                               Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person to receive such money.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

12.                               Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any and interest on the Notes to redemption or maturity, as the case may be.

13.                               Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as provided in the Indenture.

14.                               Defaults and Remedies

A default under clauses (3), (4) or (5) of Section 6.1 of the Indenture (other than (x) any Default for the failure to comply with any agreement or obligation in Section 3.22 and/or Section 3.23 of the Indenture and (y) any Specified Event of Default that is not cured prior to the expiration of the applicable Waiver Period) will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer (with a copy to the Trustee if given by the Holders) of the ~~default~~ Default and, with respect to clauses (3) and (5) of Section 6.1 of the Indenture, the Issuer does not cure such ~~default~~ Default within the time specified in clauses (3) and (5), as applicable, of Section 6.1 of the Indenture after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, and any other monetary obligations on all the Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal, premium, interest, and other monetary obligations will be due and payable immediately.  If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

15.                               Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee.  In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the Act, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

16.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19.                               CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

21st Century Oncology, Inc.
2270 Colonial Blvd.

Fort Myers, Florida, 33907
Attention:  Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)                                 ☐                                    acquired for the undersigned’s own account, without transfer; or

(2)                                 ☐                                    transferred to the Issuer; or

(3)                                 ☐                                    transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)                                 ☐                                    transferred pursuant to an effective registration statement under the Securities Act; or

(5)                                 ☐                                    transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)                                 ☐                                    transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 or 2.10 of the Indenture, respectively); or

(7)                                 ☐                                    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5 ☐                     Section 3.9 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof)):  $                                    and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):                   .

Date: Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

FORM OF STICKER

August [  ], 2016

This sticker (this “Sticker”) shall become an integral part of the within-referenced 11.00% Senior Note due 2023, No. [    ], issued by 21st Century Oncology, Inc. on April 30, 2015 in the original principal amount of $[         ] (the “Note”), to which this Sticker is attached, and such Note and this Sticker shall be read and construed as one and the same document. To the extent any provisions of this Sticker conflict with the provisions of the Note, the provisions of this Sticker shall control.

Notwithstanding anything in the Note to the contrary, the Note is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

1.              On the face thereof:

Cash Interest Payment Dates:  May 1 and November 1, commencing on November 1, 2015

PIK Interest Payment Dates:  First day of each month, commencing September 1, 2016

Record Dates for Cash Interest: April 15 and October 15

Record Dates for PIK Interest: 15th day of the month preceding the PIK Interest Payment Date

2.              In paragraph 1 thereof:

The Issuer promises to pay interest on the principal amount of this Note ~~at 11.00% per annum from April 30, 2015 until maturity.~~ as follows: interest on the Notes will be payable at (i) the rate of 11.00% per annum, payable in cash (“Cash Interest”) plus (ii) the applicable rate set forth immediately below, payable by increasing the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, by issuing PIK Notes in a principal amount equal to such interest (“PIK Interest”). With respect to the period starting on August 1, 2016 through August 31, 2016, PIK Interest will accrue at a rate of 0.75% per annum. Such rate will increase by an additional 0.75% per annum on the first day of each subsequent calendar month, commencing on September 1, 2016; provided that PIK Interest will cease to accrue on the Third Capital Event Satisfaction Date. PIK Interest on the Notes will be payable on each PIK Interest Payment Date (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Issuer to the Trustee, and the Trustee will, at the written request of the Issuer set forth in an Issuer Order, record such increase in such Global Note and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Issuer set forth in an Issuer Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders as of the relevant record date, as shown on the register of Holders.  Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, such Global Note will bear Cash Interest on such increased principal amount from and after the immediately preceding Cash Interest Payment Date and PIK Interest from and after the immediately preceding PIK Interest Payment Date.  Any PIK Notes issued in certificated form will be dated as of the date of such Notes’ authentication but will be deemed issued as of the applicable PIK Interest Payment Date and will bear Cash Interest from and after the immediately preceding Cash Interest Payment Date and PIK Interest from and after the immediately preceding PIK Interest Payment Date.  All Notes issued pursuant to a PIK Payment will mature on May 1, 2023 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date (as such rights and benefits may be amended or supplemented from time to time).

The Issuer will pay ~~interest~~Cash Interest semi-annually in arrears every May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, ~~an “~~a “Cash Interest Payment Date”).  Cash Interest on the Notes shall accrue from the most recent date to which Cash Interest has been paid or, if no Cash Interest has been paid, from the date of issuance until maturity; provided that the first Cash Interest Payment Date shall be November 1, 2015.  The Issuer will pay PIK Interest monthly in arrears on the first day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “PIK Interest Payment Date”).  PIK Interest on the Notes shall accrue from the most recent date to which ~~interest~~ PIK Interest has been paid or, if no ~~interest~~ PIK Interest has been paid, from ~~the date of issuance~~ August 1, 2016 until the Third Capital Event Satisfaction Date; provided~~,~~ that the first PIK Interest Payment Date shall be ~~November 1, 2015~~September 1, 2016.  The Issuer shall pay ~~interest~~ Cash Interest on overdue principal at a rate that is 2.00% higher than the applicable interest rate on the Notes, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

3.              In paragraph 2 thereof:

In connection with any payment of PIK Interest, no later than five (5) Business Days prior to the relevant PIK Interest Payment Date, the Issuer shall deliver to the Holders, the Trustee and the Paying Agent (if other than the Trustee) written notice setting forth the amount of PIK Interest to be paid on such PIK Interest Payment Date, and in the case of the Trustee and Paying Agent, accompanied by either (i) an Issuer Order directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with the Indenture, which Issuer Order the Trustee and Paying Agent shall be entitled to rely upon or (ii) PIK Notes and an Issuer Order to the Trustee for authentication of the PIK Notes.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Notes as described under Section 5.7 of the Indenture, in connection with any repurchase of Notes as described under Sections 3.5 and 3.9 of the Indenture or at Stated Maturity shall be made solely in cash.

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest~~,~~ on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, or interest when due, and if a PIK Payment is to be made, deliver the Issuer Order to the Trustee to increase the principal amount of the Global Notes or issue PIK Notes in certificated form, as applicable.  Interest on any Note which is payable, and is timely paid or duly provided for, on any Cash Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding April 15 and October 15 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture.  PIK Interest on any Note which is payable, and is timely paid or duly provided for, on any PIK Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding 15th day of the month at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of ~~interest~~ Cash Interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  If ~~an~~a Cash Interest Payment Date or PIK Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

4.              In paragraph 4 thereof:

The Notes are senior obligations of the Issuer.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  This Note is one of the 11.00% Senior Notes due 2023 referred to in the Indenture.  The Notes include (i) $360,000,000 principal amount of the Issuer’s 11.00% Senior Notes due 2023 issued under the Indenture on April 30, 2015 (the “Initial Notes”) ~~and~~, (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 30, 2015 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) any PIK Notes (and any increases in principal amount of any Global Note) issued as provided in Section 2.1(g) of the Indenture.  The Initial Notes ~~and~~ (including any increases in the principal amount as the result of a PIK Payment), the Additional Notes and the PIK Notes shall be considered collectively as a single class for all purposes of the Indenture; provided that the Additional Notes will not be issued with the same CUSIP as the existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes.  The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.              In paragraph 6 thereof:

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantor, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

6.              In paragraph 7(b) thereof:

At any time and from time to time prior to May 1, 2018, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as ~~percentages~~ a percentage of the principal amount of the Notes to be redeemed) equal to 111.00% of the aggregate principal amount thereof, plus accrued and unpaid interest~~,~~ thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds (other than any Capital Event Proceeds) received by the Issuer of one or more Equity Offerings of the Issuer; provided that not less than 65% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.  For the avoidance of doubt, the Issuer shall not be permitted to redeem Notes pursuant to this paragraph 7(b) in connection with, or as a result of, any Capital Event.

7.              In paragraph 7(d) thereof:

At any time and from time to time on or after May 1, 2018, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon~~,~~ to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated in the table below:

8.              In paragraph 7(g) thereof:

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (other than an Event of Default arising from a failure to comply with Section 3.10 of the Indenture ~~and~~), including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law), the premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuer agrees that it is reasonable under the circumstances currently existing.

9.              In paragraph 8 thereof:

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof, or if a PIK Payment has been made, $1.00 or an integral multiple of $1.00 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest~~,~~ to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Dispositions ~~to offer~~ to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof, or if a PIK Payment has been made, $1.00 or an integral multiple of $1.00 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest~~,~~ to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

10.       In paragraph 9 thereof:

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before ~~an~~a Cash Interest Payment Date and ending on such Cash Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

11.       In paragraph 11 thereof:

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person to receive such money.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

12.       In paragraph 14 thereof:

A default under clauses (3), (4) or (5) of Section 6.1 of the Indenture (other than (x) any Default for the failure to comply with any agreement or obligation in Section 3.22 and/or Section 3.23 of the Indenture and (y) any Specified Event of Default that is not cured prior to the expiration of the applicable Waiver Period) will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer (with a copy to the Trustee if given by the Holders) of the ~~default~~ Default and, with respect to clauses (3) and (5) of Section 6.1 of the Indenture, the Issuer does not cure such ~~default~~ Default within the time specified in clauses (3) and (5), as applicable, of Section 6.1 of the Indenture after receipt of such notice.

13.       In the OPTION OF HOLDER TO ELECT PURCHASE:

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof)):  $                      and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):                   .

Except as expressly modified by this Sticker, all terms of the Note shall remain in full force and effect.

Capitalized terms used, but not defined, in this Sticker shall have the meaning defined (including by reference) in the Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first above written.

21ST CENTURY ONCOLOGY, INC.

By:
Name:
Title: